                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 18, 2000 (except for Note 13, as to which the date is June 13, 2000), in the Registration Statement (Form S-1 No. 333-31920) and related Prospectus of Dendreon Corporation for the registration of 5,175,000 shares of its common stock.

                                                        Ernst & Young LLP

Seattle, Washington
June 15, 2000